Drexler Technology Corporation	NEWS RELEASE
1077 Independence Avenue, Mountain View, CA 94043 Telephone (650) 969-7277 — Fax (650) 969-6121	FOR FURTHER INFORMATION: STEVEN G. LARSON, VP-FINANCE (650) 969-7277

Drexler Technology Reports 2002 Fiscal Year Ended March 31, 2002;
Fourth Consecutive Year of Profitability

     Mountain View, Calif. — May 14, 2002. Border-security and biometrics-card maker, Drexler Technology Corporation (NasdaqNM:DRXR), supplier of over 13 million multi-biometric “Laser Visas” and “Green Cards” to the United States government, today announced financial results for its fiscal 2002 fourth quarter and year ended March 31, 2002. Despite current economic conditions and increased Company spending on product and market development, Drexler achieved profitability for its fourth consecutive fiscal year.

     Net income was $5,199,000, or 50 cents per share diluted, for the fiscal year ended March 31, 2002, compared with $7,912,000 (restated as described below), or 76 cents per share diluted, for the fiscal year ended March 31, 2001. Revenues for fiscal 2002 totaled $20,740,000 versus $24,906,000 (restated) for the previous fiscal year.

     For the fiscal fourth quarter ended March 31, 2002, net income was $988,000, or 9 cents per share diluted, compared with $2,538,000 (restated), or 25 cents per share diluted, for last year’s fourth quarter. Revenues for the fiscal 2002 fourth quarter were $4,864,000 compared with $7,751,000 (restated) for the fourth quarter of last year.

     For fiscal 2002, the Company sold 5.6 million LaserCard® optical memory cards and 450 optical card read/write drives compared with 5.9 million cards (restated) and 1,280 card drives for fiscal 2001.

     The Company also announced restatement of its previously reported results for fiscal years 1998-2001 and the first three quarters of fiscal 2002, as more fully described in the attached explanation and tables. The restatement is the result of a review conducted by the Company and its independent public accountants and was not initiated by any governmental or regulatory agency. The restatement is due to changes in the timing of revenue recognition of LaserCard® shipments in and out of a secure, government-funded vault built on Company premises to comply with security regulations under a U S. government subcontract for the sale of custom-made cards. The restatement reflects only changes in timing of recognition of revenue. While it reduces the Company’s cumulative revenues from sales to the government over a period of four years and nine months by $4.3 million out of a total sales value of $45.2 million, such reduction is now reported as deferred revenue which is being recognized as these cards are shipped out of the vault.

     In the restatement, revenue for fiscal 2001 and for the first nine months of fiscal 2002 increased, while revenue for fiscal 1998, fiscal 1999, and fiscal 2000 declined. As a consequence, net income for the first nine months of fiscal 2002 increased by $1,683,000, or 17 cents per share, to 41 cents per diluted share; net income for fiscal 2001 increased by $1,425,000, or 14 cents per share, to 76 cents per diluted share; net income for fiscal 2000 declined by $573,000, or 6 cents per share, to 48 cents per diluted share; net income for fiscal 1999 declined by $1,651,000, or 16 cents per share, to 25 cents per diluted share; and the previously reported fiscal 1998 net income of 19 cents per share reverted to a loss of $879,000, or 9 cents per diluted share. Another effect of the restatement is that approximately $4.3 million in revenues and $2.3 million of gross profit that previously had been recognized is deferred and will contribute to revenue and gross profit after December 31, 2001. Refer to the attachments for additional information.

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DREXLER TECHNOLOGY — 12 MONTHS ENDED MARCH 31, 2002 — PAGE 2

     For the fiscal year ended March 31, 2002, research and engineering expenditures, which were primarily related to the development of new or improved LaserCard® drive products, rose to $3,045,000, or 14.7% of revenues, compared with $2,370,000, or 9.5% of revenues, for the fiscal year ended March 31, 2001.

     Net income for the 2002 fiscal year included an income tax benefit of $2,786,000 compared with an income tax benefit of $1,097,000 (restated) for the previous fiscal year. Such benefits reflect the effects of the reversal of previously established allowances for the deferred tax assets. Fiscal 2002 fourth-quarter income included an income tax benefit of $885,000 compared with an income tax provision of $134,000 (restated) for the fourth quarter ended March 31, 2001.

     The Company’s cash, cash equivalents, and short-term investments were $17,076,000 at March 31, 2002, compared with $11,608,000 at March 31, 2001. The Company has no debt. As of March 31, 2002, there were 10,240,687 shares of Drexler Technology Corporation common stock outstanding compared with 9,951,451 shares outstanding as of March 31, 2001.

     Notable orders received during the fourth quarter ended March 31, 2002, included a $10.4 million purchase order release announced on January 23, 2002, for 3.25 million LaserCard® optical memory cards under the Company’s current U.S. government subcontract. On February 7, 2002, the Company announced a $1.6 million order for 350,000 multi-biometric LaserCard® ID cards for a new customer—a foreign government that later purchased 220 LaserCard® read/write drives for $600,000 under a follow-on order announced March 27, 2002.

     Other recent events include the appointment of PricewaterhouseCoopers LLP on April 8, 2002, as the Company’s independent public accountants for the fiscal year ended March 31, 2002. Additionally, on April 18, 2002, the United States Senate passed Senate Bill 1749, known as the “Enhanced Border Security and Visa Entry Reform Act,” which would fund, among other things, “tamper-resistant” visas and other travel documents that can be read by machines. On May 8, 2002, this legislation passed the U.S. House of Representatives as House Bill 3525. This Act of Congress was signed by President George W. Bush today, May 14, 2002. By invitation of the U.S. Senate, the Company gave expert testimony related to its multi-biometric optical memory cards at a Senate subcommittee hearing on November 14, 2001, and believes it is well positioned to provide LaserCard products for the implementation of this new legislation.

     The Company plans to file an amended Form 10-K for fiscal 2001 ended March 31, 2001, and amended Form 10-Qs for each of the first three quarters of fiscal 2002, including the restated interim financial information. Therefore, the financial information contained in the annual and quarterly reports previously filed with the Securities and Exchange Commission for these periods, including the Company’s former independent accountants’ reports for the restated periods, should not be relied upon without taking into account the restated financial information contained in this press release and attachments.

     Headquartered in Mountain View, Drexler Technology Corporation (www.lasercard.com) develops and manufactures optical data storage products and systems, including LaserCard® optical memory cards and “chip ready” optical memories for smart cards. Drexler’s wholly owned subsidiary, LaserCard Systems Corporation, makes optical card read/write drives, develops optical card system software, and markets card-related data systems and peripherals. LaserCard® optical memory cards are used in homeland security, digital governance, and other digital read/write wallet-card applications for high security cards.

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DREXLER TECHNOLOGY — 12 MONTHS ENDED MARCH 31, 2002 — PAGE 3

DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED		FISCAL YEAR ENDED

	3/31/01	3/31/02	3/31/01	3/31/02

	(Unaudited)	(Unaudited)	(Restated*)
	(Restated*)
Revenues:
Product sales	$6,103	$4,613	$22,690	$19,413
License and royalty revenue	1,648	251	2,216	1,327

Total revenues	$7,751	$4,864	$24,906	$20,740
Cost of sales	3,378	2,544	12,199	10,503
Selling, general, and administrative expenses	1,103	1,512	4,134	5,165
Research and engineering expenses	771	792	2,370	3,045
Other income, net	173	87	612	386

Income before income taxes	2,672	103	6,815	2,413
Income tax provision (benefit)	134	(885)	(1,097)	(2,786)

Net income	$2,538	$988	$7,912	$5,199

Net income per share:
Basic	$.26	$.10	$.80	$.52

Diluted	$.25	$.09	$.76	$.50

Shares used in computing net income per share:
Basic number of shares	9,885	10,194	9,897	9,961
Diluted number of shares	10,332	10,975	10,446	10,468

*	Reflects adjustments due to changes in the timing of revenue recognition for fiscal year 2001 and the first, second, and third quarters of fiscal year 2002 under a United States government subcontract.

Forward-Looking Statements: Except for the historical information contained herein, the matters set forth in this press release and attachments, including expectations as to deferred revenue and gross profit as a result of the restatement of financial information discussed above; statements as to plans to amend the Company’s SEC filings to reflect the restatement; estimates of future card shipment volumes and future revenue; statements as to current and potential market segments, customers, and applications for the Company’s products; statements as to anticipated business related to government legislation; and the Company’s plans, objectives, and anticipated economic performance, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the impact of litigation or governmental or regulatory proceedings; Arthur Andersen LLP’s ability to timely consent to including the restated financial information in the Company’s SEC filings; the Company’s ability to initiate and grow new programs utilizing the Company’s card products; manufacturing difficulties; general economic trends; the unpredictability of customer demand for products and customer issuance and release of corresponding orders; risks associated with doing business in and with foreign countries; the Company’s reliance on VARs and licensees; risks associated with development, manufacture, and deployment of optical card drives and systems; the U.S. government’s right to withhold order releases, reduce the quantities released, and extend delivery dates; the impact of technological advances and competitive products; and other risks detailed from time to time in the SEC reports of Drexler Technology Corporation, including its annual report on Form 10-K for the year ended March 31, 2001, and in the prior press releases summarized in this press release. These forward-looking statements speak only as of the date hereof. Drexler Technology disclaims any intention or obligation to update or revise any forward-looking statements. There is no assurance that the passage of U.S. government legislation related to homeland security will materially increase the current level of government procurement of the Company’s optical memory cards.

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ATTACHMENT #1
DREXLER TECHNOLOGY CORPORATION
EXPLANATION CONCERNING RESTATEMENT OF FISCAL 1998-2001
AND FISCAL 2002 FIRST NINE MONTHS

     Drexler Technology Corporation’s restatement of its financial statements for fiscal years 1998-2001 and the first nine months of fiscal year 2002 ended March 31, 2002, is due to changes in the timing of revenue recognition of LaserCard® shipments into and out of a secure, government-funded vault built on Company premises to comply with security regulations for product storage and handling under a U.S. government subcontract for custom-made cards.

     Drexler currently manufactures LaserCard® optical memory cards for the United States Immigration and Naturalization Service (INS) under a U.S. government subcontract having an authorized maximum of $81 million for up to 24 million cards at an average selling price of about $3.23 per card, in order quantities of at least one million optical memory cards per order. The subcontract specifies that these custom-made cards be delivered into a secure, INS-funded vault located on the Company’s premises. Title to the cards passes and invoices are issued when cards are delivered into the vault, and payment typically is made promptly to the Company per the subcontract terms. The Company, acting as the INS’s agent, makes shipments out of the INS vault when the INS issues shipping instructions to the Company which are scheduled to enable the INS to meet its utilization requirements for INS “Green Cards” and Department of State “Laser Visa” cards. Through December 31, 2001, Drexler had delivered 14 million cards into the vault, of which the INS had requested 12.7 million cards to be shipped from the vault, leaving 1.3 million cards remaining in the government vault. Through the years, the cards have remained in the vault for an average of less than one year after they were paid for.

     Drexler had been recognizing revenue and invoicing the customer when cards were delivered into the vault, which triggered cash payments pursuant to the payment terms of the subcontract, and the Company thus had recognized $45.2 million in revenue from the 14 million cards delivered to the vault from April 1, 1997 through December 31, 2001. However, Drexler’s newly appointed independent accountants have advised the Company that under the terms and conditions of the Company’s U.S. government supply subcontract, the transfer of title and the imminent cash payment pursuant to the contract payment terms upon delivery of the cards to the vault are necessary but not necessarily sufficient under the SEC’s Staff Accounting Bulletin 101, Revenue Recognition. SAB 101 sets forth accounting requirements for revenue recognition and requires that there be a fixed schedule for the delivery of the cards that is reasonable and consistent with the buyer’s business purpose prior to revenue recognition. Beginning in April 1997, Drexler had relied upon the instructions from the customer for delivery of cards into the secure, government-funded vault to trigger the recognition of revenue under the subcontract. Drexler has now been advised that this is not sufficient for revenue recognition under SAB 101, which was issued by the SEC in December 1999. By applying the SAB 101 principles back to the inception of the U.S. government subcontract in 1997, revenue for Drexler’s prior periods under the subcontract has been deferred and recognized when the cards left the government-funded vault, even though title had passed and cash payment may have been received by Drexler, because the Company was not provided with a fixed schedule, notification, or plan for shipments out of the government vault by its customer.

     By now restating its revenue in accordance with SAB 101, Drexler will be reducing its revenue during the first three years of the affected time period (fiscal years 1998 through 2000) by $9.8 million and increasing its revenue during fiscal 2001 and the first three quarters of fiscal 2002 by $5.5 million. The resulting net decrease in previously reported revenue during the affected time period of $4.3 million is the sales price of the 1.3 million cards remaining in the INS vault on December 31, 2001. These cards thus represent $2.3 million of previously reported gross profit, which will instead be gross profit recognized after December 31, 2001. This has no effect on the Company’s cash position which reflects that the Company had already received non-refundable payment prior to December 31, 2001 for most of these 1.3 million cards remaining in the vault. The Company will continue to invoice the customer when cards are delivered into the vault, according to the terms of the subcontract.

SEE ATTACHMENTS #2, #3, AND #4 FOR RESTATED FINANCIAL TABLES.

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ATTACHMENT #2

DREXLER TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (RESTATED*)
(In thousands, except per share data)

	FISCAL 1998			FISCAL 1999			FISCAL 2000
	Twelve Months Ended			Twelve Months Ended			Twelve Months Ended
	3/31/1998			3/31/1999			3/31/2000

	As	Adjust-		As	Adjust-		As	Adjust-
	Reported	ments	Restated	Reported	ments	Restated	Reported	ments	Restated

Revenues:
Product sales	$9,844	$(4,920)	$4,924	$15,102	$(3,273)	$11,829	$16,948	$(1,649)	$15,299
License fees and royalties	417	—	417	748	—	748	144	—	144
Development contract	820	—	820	—	—	—	—	—	—

Total revenues	$11,081	$(4,920)	$6,161	$15,850	$(3,273)	$12,577	$17,092	$(1,649)	$15,443
Cost of sales	5,923	(2,210)	3,713	7,709	(1,622)	6,087	9,362	(694)	8,668
Selling, general, and administrative expenses	2,978	—	2,978	3,698	—	3,698	3,996	—	3,996
Research and engineering expenses	435	—	435	456	—	456	1,299	—	1,299
Other income, net	154	—	154	268	—	268	388	—	388

Income (loss) before income taxes	1,899	(2,710)	(811)	4,255	(1,651)	2,604	2,823	(955)	1,868
Income tax provision (benefit)	68	—	68	128	—	128	(2,537)	(382)	(2,919)

Net income (loss)	$1,831	$(2,710)	$(879)	$4,127	$(1,651)	$2,476	$5,360	$(573)	$4,787

Net income (loss) per share:
Basic	$.19		$(.09)	$.42		$.25	$.55		$.49
Diluted	$.19		$(.09)	$.41		$.25	$.54		$.48
Shares used in computing net income (loss) per share:
Basic	9,391		9,391	9,748		9,748	9,812		9,812
Diluted	9,677		9,391	10,007		10,007	9,935		9,935

[Additional columns below]

[Continued from above table]

	FISCAL 2001			FISCAL 2002
	Twelve Months Ended			Nine Months Ended
	3/31/2001			12/31/01

	As	Adjust-		As	Adjust-
	Reported	ments	Restated	Reported	ments	Restated

Revenues:
Product sales	$18,661	$4,029	$22,690	$13,296	$1,504	$14,800
License fees and royalties	2,216	—	2,216	1,076	—	1,076

Total revenues	$20,877	$4,029	$24,906	$14,372	$1,504	$15,876
Cost of sales	10,331	1,868	12,199	7,317	642	7,959
Selling, general, and administrative expenses	4,134	—	4,134	3,653	—	3,653
Research and engineering expenses	2,370	—	2,370	2,253	—	2,253
Other income, net	612	—	612	299	—	299

Income before income taxes	4,654	2,161	6,815	1,448	862	2,310
Income tax provision (benefit)	(1,833)	736	(1,097)	(1,080)	(821)	(1,901)

Net income	$6,487	$1,425	$7,912	$2,528	$1,683	$4,211

Net income per share:
Basic	$.66		$.80	$.26		$.43
Diluted	$.62		$.76	$.24		$.41
Shares used in computing net income per share:
Basic	9,897		9,897	9,883		9,883
Diluted	10,446		10,446	10,335		10,335

*	Reflects adjustments due to changes in the timing of revenue recognition for fiscal years 1998, 1999, 2000, 2001, and the first nine months of fiscal 2002 under United States government subcontracts.

ATTACHMENT #3

DREXLER TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	RESTATED* FISCAL 2002 FIRST NINE MONTHS (UNAUDITED)

	FY02 1st Quarter			FY02 2nd Quarter			FY02 3rd Quarter
	Ended 6/30/2001			Ended 9/30/2001			Ended 12/31/2001

	As	Adjust-		As	Adjust-		As	Adjust-
	Reported	ments	Restated	Reported	ments	Restated	Reported	ments	Restated

Revenues:
Product sales	$3,644	$308	$3,952	$4,383	$(504)	$3,879	$5,269	$1,700	$6,969
License fees and royalties	311	–	311	765	–	765	–	–	–

Total revenues	$3,955	$308	$4,263	$5,148	$(504)	$4,644	$5,269	$1,700	$6,969
Cost of sales	2,135	118	2,253	2,290	(257)	2,033	2,892	781	3,673
Selling, general, and administrative expenses	1,194	–	1,194	1,170	–	1,170	1,289	–	1,289
Research and engineering expenses	623	–	623	736	–	736	894	–	894
Other income, net	116	–	116	95	–	95	88	–	88

Income before income taxes	119	190	309	1,047	(247)	800	282	919	1,201
Income tax benefit	(509)	(316)	(825)	(133)	(485)	(618)	(438)	(20)	(458)

Net income	$628	$506	$1,134	$1,180	$238	$1,418	$720	$939	$1,659

Net income per share:
Basic	$.06		$.12	$.12		$.14	$.07		$.17
Diluted	$.06		$.11	$.12		$.14	$.07		$.15
Shares used in computing net income per share:
Basic	9,820		9,820	9,813		9,813	10,015		10,015
Diluted	10,135		10,135	10,039		10,039	10,847		10,847

[Additional columns below]

[Continued from above table, first column(s) repeated]

		FISCAL	FISCAL
		2001	2002
	FY02 4th
	Quarter	Restated*
	Ended	12 Months	12 Months
	3/31/2002	Ended	Ended
	(Unaudited)	3/31/2001	3/31/2002

Revenues:
Product sales	$4,613	$22,690	$19,413
License fees and royalties	251	2,216	1,327

Total revenues	$4,864	$24,906	$20,740
Cost of sales	2,544	12,199	10,503
Selling, general, and administrative expenses	1,512	4,134	5,165
Research and engineering expenses	792	2,370	3,045
Other income, net	87	612	386

Income before income taxes	103	6,815	2,413
Income tax benefit	(885)	(1,097)	(2,786)

Net income	$988	$7,912	$5,199

Net income per share:
Basic	$.10	$.80	$.52
Diluted	$.09	$.76	$.50
Shares used in computing net income per share:
Basic	10,194	9,897	9,961
Diluted	10,975	10,446	10,468

*	Reflects adjustments due to changes in the timing of revenue recognition for fiscal year 2001 and the first, second, and third quarters of fiscal year 2002 under a United States government subcontract.

ATTACHMENT #4
DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

March 31, 2001 and 2002
(In thousands, except share and per share data)

	2001	2001	2001	2002

	(As Reported*)	(Adjustments*)	(Restated*)
ASSETS
Current assets:
Cash and cash equivalents	$6,221	$—	$6,221	$8,193
Short-term investments	5,387	—	5,387	8,883
Accounts receivable, net of product return reserve of $234 in 2001 and $100 in 2002	1,278	—	1,278	1,659
Inventories	4,881	—	4,881	4,973
Other current assets	566	—	566	561

Total current assets	18,333	—	18,333	24,269

Property and equipment, at cost	19,310	—	19,310	20,979
Less—accumulated depreciation and amortization	(13,423)	—	(13,423)	(14,561)

Property and equipment, net	5,887	—	5,887	6,418
Long-term investments	—	—	—	1,002
Patents and other intangibles, net	878	—	878	612
Deferred tax asset, net	5,282	(354)	4,928	8,412
Other assets	111	—	111	—

Total assets	$30,491	$(354)	$30,137	$40,713

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,039	$—	$1,039	$738
Accrued payroll costs	439	—	439	525
Advance payments from customers	1,275	—	1,275	2,551
Deferred revenue	994	—	994	235
Deferred gross profit	—	3,155	3,155	2,860
Other accrued liabilities	422	—	422	592

Total current liabilities	4,169	3,155	7,324	7,501
Deferred revenue, long-term	—	—	—	875

Total liabilities	$4,169	$3,155	$7,324	$8,376

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized—2,000,000 shares
Issued—none	—	—	—	—
Common stock, $.01 par value:
Authorized—30,000,000 shares
Issued—9,951,451 shares at March 31, 2001 and 10,240,687 shares at March 31, 2002	99	—	99	102
Additional paid-in capital	37,852	—	37,852	40,334
Less: 127,424 common stock treasury shares at March 31, 2001, at cost	(1,840)	—	(1,840)	—
Accumulated deficit	(9,789)	(3,509)	(13,298)	(8,099)

Total stockholders’ equity	26,322	(3,509)	22,813	32,337

Total liabilities and stockholders’ equity	$30,491	$(354)	$30,137	$40,713

*	Reflects adjustments due to changes in the timing of revenue recognition for fiscal years 1998, 1999, 2000, and 2001 under United States government subcontracts.